Exhibit 5.1

CONYERS DILL & PEARMAN PTE. LTD.

9 Battery Road
#20-01 MYP Centre
Singapore 049910
T +65 6223 6006

conyers.com

17 December 2024

Matter No. 1004468

WEBUY GLOBAL LTD

35 Tampines Street 92

Singapore 528880

Dear Sir/Madam,

Re: WEBUY GLOBAL LTD (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with the Company’s registration statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the registration of an aggregate of 4,200,000 class A ordinary shares of par value US$0.000000385 each in the capital of the Company (the “Class A Ordinary Shares”) to be issued pursuant to the Company’s 2024 Equity Incentive Plan adopted on 16 December 2024 (the “Plan”, which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1	a copy of the Registration Statement; and

1.2	a copy of the Plan.

We have also reviewed copies of:

1.3	the written resolutions of all the directors of the Company dated 16 December 2024 (the “Resolutions”);

1.4	the second amended and restated memorandum of association and second amended and restated articles of association of the Company adopted on 8 March 2024 (together, the “Memorandum & Articles of Association”);

1.5	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 16 December 2024 (the “Certificate Date”); and

1.6	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.4	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.6	that the Memorandum & Articles of Association will not be amended in any manner that would affect the opinions expressed herein;

2.7	that upon the issue of any Class A Ordinary Shares by the Company under the Plan, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value of the Class A Ordinary Shares;

2.8	that terms and conditions of any award and the issue of Class A Ordinary Shares thereunder will be authorised and approved by the Committee (as defined in the Plan);

2.9	the number of Class A Ordinary Shares which may be delivered pursuant to the Plan are within the limit provided in the Plan;

2.10	the validity and binding effect under the laws of the United States of America of the Registration Statement in accordance with its terms and that the Registration Statement will be duly filed with the Commission and have become effective prior to the issue by the Company of any Class A Ordinary Shares under the Plan;

2.11	that on the date of issue of any of the Class A Ordinary Shares, the Company will have sufficient authorised but unissued Class A Ordinary Shares in its share capital;

2.12	the Company has not taken any action to appoint a restructuring officer; and

2.13	that on the date of issue of any award or Class A Ordinary Shares under the Plan the Company is, and after issuing any award or Class A Ordinary Shares under the Plan the Company will be, able to pay its debts.

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3	QUALIFICATIONS

3.1	The obligations of the Company in connection with any offer, issuance and sale of any Securities:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying foreign laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Securities if there are other proceedings in respect of those Securities simultaneously underway against the Company in another jurisdiction.

3.2	We express no opinion with respect to the issuance of Class A Ordinary Shares pursuant to any provision of the Plan that purports to obligate the Company to issue Class A Ordinary Shares following the commencement of a winding up or liquidation.

3.3	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and is not to be relied upon in respect of any other matter.

4	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

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4.2	The Class A Ordinary Shares, when issued and paid for in accordance with the Plan and registered in the register of members of the Company, will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Pte. Ltd.

Conyers Dill & Pearman Pte. Ltd.

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